Sun Capital Goldman Sachs Short Duration Fund



 (the "Fund")


CUSIP: 66989HAB4


Quarterly Report from Adviser for the Quarter
Ending 3/31/2010





PROCEDURES PURSUANT TO RULE 10f-3*







				Comparable Securities

							(1)
				(2)
	(3)
(1)	Name of Underwriters
	"Bank of America Merrill Lynch, Barclays
Capital, Citigroup Global Markets Inc, Goldman
Sachs & Co, JP Morgan Securities, Morgan
Stanley, BNP Paribas, Credit Suisse Securities
USA LLC, Deutsche Bank Securities Inc, HSBC
Securities, Mitsubishi UFJ Securities USA Inc,
Nomura Securities International, RBS
Securities Corp, Societe Generale,
UBS Securities LLC
"		" Credit Suisse Securities USA
LLC, Deutsche Bank Securities Inc,  Goldman
Sachs & Co,  Citigroup Global Markets Inc,
Mizuho Securities USA Inc,  RBS Securities
Corp,  UBS Securities LLC
"				" Bank of America
Merrill Lynch, Mizuho Securities USA Inc,
Wells Fargo & Co
"				"Bank of America
Merrill Lynch, Barclays Capital, Morgan
Stanley

"


















(2)	Name of Issuer
	NOVARTIS CAPITAL CORP		BAXTER
INTERNATIONAL INC				 ST JUDE
MEDICAL INC				AMGEN INC




(3)	Title of Security
	NOVART 1.9 04/13		 BAX 1.8
03/15/13				STJ 2.2 09/15/13
				AMGN 4 1/2 03/20




(4)	Date of Prospectus or First Offering
				3/9/2010
	3/4/2010				3/10/2010
				 3/ 9/10



(5)	Amount of Total Offering ($)
		 2,000,000,000
	300,000,000
	450,000,000
	300,000,000



(6)	Unit Price 				99.867
		99.883
	99.920				99.952




(7)	Underwriting Spread or Commission
			0.200%		0.350%
				0.350%
		0.450%



(8)	Rating 				Aa2/AA-
		A3/A+/A
	Baa1/A/A				A3/A+/A




(9)	Maturity Date
	4/24/2013		3/15/2013
		 9/15/2013
	3/15/2020



(10)	Current Yield
	1.903%		1.802%
		2.202%
	4.502%



(11)	Yield to Maturity
	1.944%		1.840%
		2.224%
	4.506%



(12)	Subordination Features
	Company Guarantee		Senior Notes
				Sr. Unsecured
			Unsecured









" *Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is
"


  Goldman, Sachs & Co. or any of its
affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.











PROCEDURES PURSUANT TO RULE 10f-3 - Continued






(13)	Nature of Political Entity, if any,
				N/A


	including, in the case of revenue bonds,



	underlying entity supplying the revenue






(14)	Total Par Value of Bonds Purchased
				2,975,000





(15)	Dollar Amount of Purchases ($)
				2,971,043





(16)	Number of Shares Purchased
			2,975,000





(17)	Years of Continuous Operation
			The company has been in
continuous

	(excluding municipal securities; see
(25)(d) below)
	operation for greater than three years.





(18)	% of Offering Purchased by Fund
				0.149%





(19)	% of Offering Purchased by
			6.101%


	all other GSAM-managed Portfolios and
Accounts





(20)	Sum of (18) and (19)**
		6.25%




(21)	% of Fund's Total Assets applied
				0.30%

	to Purchase





(22)	Name(s) of Underwriter(s) or
			JPMorgan

	Dealer(s) from whom Purchased





(23)	Is the Adviser, any Subadviser or any



	person of which the Adviser or
Subadviser


	is an "affiliated person", a Manager or
Co-Manager


	of the Offering?
	Yes_X__	No____




(24)	Were Purchases Designated as Group


	Sales or otherwise allocated to


	the Adviser, any Subadviser or any
person


	of which the Adviser or Subadviser is an



	"affiliated person"?
		Yes____	No__X_





**May not exceed, when added to purchases of other investment companies advised by Goldman
Sachs Asset Management, L.P. ("GSAM") or
Goldman Sachs Asset Management International
("GSAMI"), and any other purchases by



other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule
144A Offering this percentage may not exceed
25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers
("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.








PROCEDURES PURSUANT TO RULE 10f-3 - Continued






(25)	Have the following conditions been
satisfied:





	(a) The securities were part of an issue registered under


	the Securities Act of 1933, as amended,
which is being


	 offered to the public, or were U.S.
government securities, as

	defined in Section 2(a)(16) of the
Securities Exchange Act of 1934,

	 or were municipal securities as
defined in Section 3(a)(29)

	 of the Securities Exchange Act of 1934
or were securities sold

	 in an Eligible Foreign Offering or were
securities sold in an Eligible
				Yes_X__	No____
	Rule 144A Offering?



	(b) The securities were purchased prior
to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities
(except, in the case of an Eligible Foreign
Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
					Yes_X__
	No____


	(c) The underwriting was a firm
commitment

	underwriting?
		Yes_X__	No____


	With respect to any issue of securities
other than Eligible Municipal Securities, was the issuer of such secutrities to be purchased in continuous operation for not less than three years, including the operation of any predecessors; or with respect to any issue of Eligible Municipal Securities to be purchased, were the securities sufficiently liquid that they could be sold at or near their carrying value within a reasonably short period of time and either: (i) were subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues from which the issue is to be paid, had been in continuous operation for less than three years (including the operation of any predecessors) the securities were subject to a minimal or low amount of credit risk?











	Yes_NA__	No____





						Portfolio
Manager
SunCapital Advisers Trust


SCSM Goldman Sachs Short Duration Fund  (the
"Fund")


CUSIP:  88166BAB6


Quarterly Report from Adviser for the Quarter
Ending 6/30/2010





PROCEDURES PURSUANT TO RULE 10f-3*







				Comparable Securities

							(1)
				(2)
	(3)
(1)	Name of Underwriters
	"Barclays Capital
Citigroup Global Markets Inc
Credit Suisse
Goldman Sachs & Co
Morgan Stanley
BNP Paribas
Calyon Corporate & Investment Bank
HSBC Securities

"		"Bank of America Merrill Lynch
Credit Suisse Securities USA LLC
JP Morgan Securities
UBS Securities LLC
"				" Bank of America
Merrill Lynch
 Barclays Capital,  Deutsche Bank Securities
Inc,  JP Morgan Securities
 Morgan Stanley,  Bank of Tokyo Mitsubishi
Trust Co,  BNP Paribas
 Citigroup Global Markets Inc,  Goldman Sachs
& Co,  RBS Securities Corp,  Santander
Investment Securities Inc,  Societe Generale,
UBS Securities
 US Bank NA,  Wells Fargo & Co
 Williams Capital Group LP
"				" Bank of New York
Mellon Corp
 Bank of America Merrill Lynch,
 Barclays Capital,  JP Morgan Securities,
Wells Fargo & Co
 Deutsche Bank Securities Inc,
 Morgan Stanley,  RBS Securities Inc
 SunTrust Robinson Humphrey,
 USB Capital Resources Inc,  Keybank NA,
Mizuho Securities USA Inc,  RBC Capital
Markets,
 Sumitomo Mitsui Banking Corp
"


















(2)	Name of Issuer				TEVA
PHARMA FIN III LLC		TELEFONICA
EMISIONES SAU				ABBOTT
LABORATORIES				CVS
CAREMARK CORP



(3)	Title of Security				TEVA
1 1/2 06/12		TELEFO 2.582 13
		ABT 2.7 05/27/15
	CVS3 1/4 05/18/15



(4)	Date of Prospectus or First Offering
				6/15/2010
	4/12/2010				4/24/2010
				5/13/2010



(5)	Amount of Total Offering ($)
		 1,000,000,000
	1,200,000,000
	750,000,000
	550,000,000



(6)	Unit Price 				99.902
		100.000
	99.898				99.854




(7)	Underwriting Spread or Commission
			0.200%		0.150%
				0.35%
	0.600%



(8)	Rating 				A3/A-
	Baa1/A-/A-				A1/AA/A+
				"Baa2/BBB+/
BBB+"



(9)	Maturity Date
	6/15/2012		4/26/2013
		5/27/2015
	5/18/2015



(10)	Current Yield
	1.501%		2.582%
		2.703%
	3.255%



(11)	Yield to Maturity
	1.550%		2.582%
		2.722%
	3.282%



(12)	Subordination Features
	Company Guarantee		Company
Guarantee				Sr. Unsecured
				Sr. Unsecured










" *Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is
"


  Goldman, Sachs & Co. or any of its
affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.











PROCEDURES PURSUANT TO RULE 10f-3 - Continued






(13)	Nature of Political Entity, if any,
				N/A


	including, in the case of revenue bonds,



	underlying entity supplying the revenue






(14)	Total Par Value of Bonds Purchased
				3,650,000





(15)	Dollar Amount of Purchases ($)
				3,646,423





(16)	Number of Shares Purchased
			3,650,000





(17)	Years of Continuous Operation
			The company has been in
continuous

	(excluding municipal securities; see
(25)(d) below)
	operation for greater than three years.





(18)	% of Offering Purchased by Fund
				0.365%





(19)	% of Offering Purchased by
			4.335%


	all other GSAM-managed Portfolios and
Accounts





(20)	Sum of (18) and (19)**
		4.70%




(21)	% of Fund's Total Assets applied
				0.36%

	to Purchase





(22)	Name(s) of Underwriter(s) or
			Credit Suisse


	Dealer(s) from whom Purchased





(23)	Is the Adviser, any Subadviser or any



	person of which the Adviser or
Subadviser


	is an "affiliated person", a Manager or
Co-Manager


	of the Offering?
	Yes_X__	No____




(24)	Were Purchases Designated as Group


	Sales or otherwise allocated to


	the Adviser, any Subadviser or any
person


	of which the Adviser or Subadviser is an



	"affiliated person"?
		Yes____	No__X_








**May not exceed, when added to purchases of other investment companies advised by Goldman
Sachs Asset Management, L.P. ("GSAM") or
Goldman Sachs Asset Management International
("GSAMI"), and any other purchases by



other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule
144A Offering this percentage may not exceed
25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers
("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.

















PROCEDURES PURSUANT TO RULE 10f-3 - Continued






(25)	Have the following conditions been
satisfied:



	(a) The securities were part of an issue registered under

	the Securities Act of 1933, as amended,
which is being

	 offered to the public, or were U.S.
government securities, as

	defined in Section 2(a)(16) of the
Securities Exchange Act of 1934,

	 or were municipal securities as
defined in Section 3(a)(29)

	 of the Securities Exchange Act of 1934
or were securities sold

	 in an Eligible Foreign Offering or were
securities sold in an Eligible
				Yes_X__	No____
	Rule 144A Offering?



	(b) The securities were purchased prior
to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities
(except, in the case of an Eligible Foreign
Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
					Yes_X__
	No____


	(c) The underwriting was a firm
commitment

	underwriting?
		Yes_X__	No____


	With respect to any issue of securities
other than Eligible Municipal Securities, was the issuer of such secutrities to be purchased in continuous operation for not less than three years, including the operation of any predecessors; or with respect to any issue of Eligible Municipal Securities to be purchased, were the securities sufficiently liquid that they could be sold at or near their carrying value within a reasonably short period of time and either: (i) were subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues from which the issue is to be paid, had been in continuous operation for less than three years (including the operation of any predecessors) the securities were subject to a minimal or low amount of credit risk?




	Yes_NA__	No____





						Portfolio
Manager






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